UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2016

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Closing of Arizona Vein & Vascular Acquisition

As previously announced, on August 1, 2016, Northstar Healthcare Acquisitions, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of Nobilis Health Corp. (“Buyer”), and Nobilis Health Corp. (the “Company”) entered into a purchase agreement (the “Original Purchase Agreement”) with Arizona Center for Minimally Invasive Surgery, LLC, an Arizona limited liability company (“ACMIS”), L. Philipp Wall, M.D., P.C., an Arizona professional corporation (“PC”), Arizona Vein & Vascular Center, LLC, an Arizona limited liability company and wholly-owned subsidiary of PC (“AVVC” and with ACMIS and PC, each a “Seller” and collectively “Sellers”), and L. Philipp Wall (“Owner”) to acquire all of the Sellers’ operating assets (the “Acquisition”). Buyer, the Company, Sellers and Owner are referred to collectively as the “Parties” and each individually as a “Party.”

On October 28, 2016, the Parties closed the Acquisition pursuant to an Amended and Restated Purchase Agreement dated October 28, 2016, (the “Amended and Restated Purchase Agreement”) which amends and restates in its entirety the Original Purchase Agreement. The material terms of the transaction remained unchanged between the Original Purchase Agreement and the Amended and Restated Purchase Agreement.

The material provisions of the Amended and Restated Purchase Agreement and related transactions, which include the Convertible Promissory Note (the “Note”) and the Employment Agreement (the “Employment Agreement”), are described below. The Amended and Restated Purchase Agreement along with the Note and the Employment Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of each of the Amended and Restated Purchase Agreement, the Note and the Employment Agreement in this Current Report are summaries and are qualified in their entirety by reference to the complete text of such documents.

Amended and Restated Purchase Agreement

Buyer received substantially all of the operating assets of Sellers in exchange for an aggregate purchase price of approximately $22 million, consisting of $17.5 million in cash (subject to a holdback described below), 750,000 common shares of the Company valued at $2.5 million as of the day prior to closing, and $2.5 million in the form of the Note issued by Buyer and the Company in favor of ACMIS.

In addition, the Sellers may receive an additional earnout payment based on the growth in the trailing twelve month EBITDA of the Company’s new vascular division on the twelve-month anniversary of closing (as compared to the trailing twelve month EBITDA for the twelve months prior to closing). The earnout payment shall be equal to fifty percent (50%) of such growth.

$1.05 million of the cash purchase price was held back and is subject to the Amended and Restated Purchase Agreement’s indemnification provisions. On the twelve-month anniversary of closing, fifty percent (50%) of the amount held back, less any amounts paid as, or claimed as, indemnification, will be paid to the Owner. The remaining amounts held back, less any amounts paid as, or claimed as, indemnification, will be paid to the Owner on the twenty-four-month anniversary of closing.

The 750,000 common shares were issued to Owner at closing and were issued at a price per share based on the NYSE MKT closing price of NHC’s common shares on the day prior to closing. The common shares are restricted under Rule 144 of the Securities Act of 1933, as amended, and are subject to additional contractual lock-up provisions, which lift in one-quarter increments on the twelve-month, fifteen-month, eighteen-month and twenty-first month anniversaries of closing.

The Amended and Restated Purchase Agreement also contains customary representations, warranties, covenants and indemnities. In addition, the Amended and Restated Purchase Agreement contemplates a second closing for the transfer to Buyer, for no additional consideration, of certain entities retained by Owner that will take place upon the completion of construction works to comply with regulatory requirements.

Convertible Promissory Note

The Note in the principal amount of $2.5 million bears interest at the simple rate of 5% per annum and matures on the date that is 36 months from closing (the "Maturity Date"). The Note (outstanding principal but excluding accrued and unpaid interest) will be convertible into common shares of NHC (the "Conversion Shares"), at the sole discretion of NHC and NHA, on the Maturity Date. The number of Conversion Shares will be based on a price per share equal to the quotient obtained by dividing the conversion amount by the volume weighted average price of the common shares on NYSE MKT in the trailing ten trading days prior to the Maturity Date. There are no pre-payment penalties.

Employment Agreement of Dr. L. Philipp Wall

Under the Employment Agreement entered into at closing, Dr. Wall serves as President of NHC’s Vascular Division. The Employment Agreement has a term of two years and will renew for successive one-year terms unless either party gives no less than thirty days’ notice of non-renewal prior to the end of the initial or any renewal term. Dr. Wall’s base salary per year is $300,000, and Dr. Wall will be eligible to receive a bonus of up to one hundred percent (100%) of the base salary based on the achievement of goals set forth by NHC’s compensation committee. In addition, Dr. Wall shall participate in NHC’s First Amended Stock Option Plan, and will receive a total of 200,000 stock options, which shall be issued in 100,000-option increments on the twelve-month and twenty-four-month anniversary of closing. The Employment Agreement also contains customary termination provisions. Finally, the Employment Agreement contains a non-competition and non-solicitation provisions that apply during the term and for twelve-months thereafter, prohibiting Dr. Wall from having a financial interest in a competing vascular or vein business in the restricted territory. These provisions contain standard and customary carve-outs related to the practice of medicine.

BBVA Compass Credit Agreement
In connection with the Amended and Restated Purchase Agreement and related agreements, Northstar Healthcare Acquisitions, L.L.C. (the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) dated as of October 28, 2016 by and among the Borrower, Nobilis Health Corp. (the “Company”), certain subsidiaries of the Company party thereto, the lenders from time to time party thereto (the “Lenders”), Compass Bank as Administrative Agent, LC Issuing Lender and Swingline Lender, LegacyTexas Bank as Documentation Agent, and BBVA Compass as Sole Lead Arranger and Bookrunner.
The Credit Agreement replaces Borrower’s prior $36.6 million five-year Credit Agreement, dated as of March 31, 2015, by and among the Borrower, [the Company?], certain subsidiaries of the Company party thereto, the lenders from time to time party thereto, and Healthcare Financial Solutions, LLC, a Delaware limited liability company (as successor in interest to General Electric Capital Corporation) (as amended or modified from time to time, the “HFS Credit Agreement”). All amounts outstanding under the HFS Credit Agreement were repaid with proceeds from the Credit Agreement, and no early termination penalties were incurred by the Borrower or the Company in connection with the termination of the HFS Credit Agreement.
The principal amount of the term loan (the “Term Loan”) pursuant to the Credit Agreement is $52.5 million, which bears interest on the outstanding principal amount thereof at a rate of the then applicable London Interbank Offered Rate, plus an applicable margin ranging from 3.0% to 3.75% (depending on the Company’s consolidated leverage ratio), with an option for the interest rate to be set at the then applicable Base Rate (the “Interest Rate”). All outstanding principal on the Term Loan under the Credit Agreement is due and payable on October 28, 2021. The revolving credit facility is $30.0 million (the “Revolver”), which bears interest at the then applicable Interest Rate. The maturity date of the Revolver is October 28, 2021. Additionally, Borrower may request additional commitments from the Lenders in the maximum amount of $50 million, either by increasing the Revolver or creating new term loans.
The Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, inspection rights, reporting requirements, and compliance with applicable laws and regulations. The Credit Agreement contains customary negative covenants limiting the ability of the Borrower to, among other things, grant liens, incur indebtedness, enter into transactions with affiliates, effect certain fundamental changes, and make certain dispositions and restricted payments, unless certain conditions are met. The affirmative and negative covenants are subject to certain customary qualifications and carveouts. The Credit Agreement also contains two financial covenants that are tested beginning on December 31, 2016. The consolidated leverage ratio may not exceed (i) 2.75 to 1.00 as of the last day of any fiscal quarter from December 31, 2016 through and including September 30, 2018 (ii) 2.50 to 1.00 from December 31, 2018 through and including September 30, 2019 (iii) 2.25 to 1.00 from December 31, 2019 through and including September 30, 2020 and (iv) 2.00 to 1.00 from December 31, 2020 and thereafter, subject to covenant holidays upon the occurrence of certain conditions. The second financial covenant requires the loan parties to maintain a minimum consolidated fixed charge coverage ratio of not less than 2.00 to 1.00.
The Loan Agreement also contains customary events of default, including, among others, the failure by the Borrower to make a payment of principal or interest due under the Credit Agreement, the making of a materially false or misleading representation or warranty by any loan party, the failure by the Borrower to perform or observe certain covenants in the Credit Agreement, a change of control, and the occurrence of certain cross-defaults, subject to customary notice and cure provisions. Upon the occurrence of an event of default, and so long as such event of default is continuing, the Administrative Agent could declare the amounts outstanding under the Credit Agreement due and payable.

A copy of the Credit Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Credit Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Most of the Company’s domestic subsidiaries irrevocably and unconditionally fully guarantee amounts outstanding under the Credit Agreement. Pursuant to a Pledge Agreement (“Pledge Agreement”) and Guaranty and Security Agreement (the “Guaranty and Security Agreement”) delivered in connection with the loans under the Credit Agreement are secured by (a) a pledge of the issued and outstanding shares of stock or other equity interests of certain of the Company’s direct and indirect domestic subsidiaries, to the extent owned by the Company and (b) a first priority perfected security interest in substantially all of the Company’s other assets and substantially all of the assets of most of the Company’s direct and indirect domestic subsidiaries.

The Pledge Agreement and the Guaranty and Security Agreement are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The description of the Pledge Agreement and the Guaranty and Security Agreement in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreements.

 ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under the heading “BBVA Compass Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included under the heading “Closing of Arizona Vein & Vascular Acquisition” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information included under the heading “BBVA Compass Credit Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE.

On October 28, 2016, the Company issued a press release announcing the closing of the Arizona Vein & Vascular acquisition and the Credit Agreement.

The press release attached as an exhibit to this Current Report on Form 8-K contains various “forward looking statements” within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to a mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016, as updated by other filings with the Securities and Exchange Commission.

The information contained in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Exhibit Description

10.1
Amended and Restated Purchase Agreement among Northstar Healthcare Acquisitions L.L.C., Nobilis Health Corp., Arizona Center for Minimally Invasive Surgery, LLC, Arizona Vein & Vascular Center, LLC, L. Philipp Wall, M.D., P.C., and L. Philipp Wall dated October 28, 2016

10.2	Convertible Promissory Note in principal amount of $2,250,000 dated October 28, 2016
10.3	Employment Agreement by and between Nobilis Health Corp., Northstar Healthcare Acquisitions, LLC and L. Philipp Wall, MD dated October 28, 2016
10.4
Credit Agreement dated as of October 28, 2016 among Nobilis Health Corp., Northstar Healthcare Holdings, Inc., Northstar Healthcare Acquisitions, L.L.C., the Loan Parties named therein, Compass Bank, LegacyTexas Bank, the other lenders party thereto, and BBVA Compass

10.5	Pledge Agreement in favor of Compass Bank dated as of October 28, 2016
10.6	Guaranty and Security Agreement dated as of October 28, 2016 by and among Northstar Healthcare Acquisitions, L.L.C., the other parties thereto and Compass Bank
99.1	Press Release filed on October 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein

Kenneth Klein
Chief Financial Officer

Date: November 3, 2016